Exhibit 99.1

One Ameren Plaza
1901 Chouteau Avenue
St. Louis, MO 63103
News Release

Contacts:

Media	Analysts	Investors
Tim Fox	Bruce Steinke	Investor Services
(314) 554-3120	(314) 554-2574	(800) 255-2237
tfox2@ameren.com	bsteinke@ameren.com	invest@ameren.com

FOR IMMEDIATE RELEASE

AMEREN ANNOUNCES THIRD QUARTER 2006 EARNINGS
Reaffirms 2006 Earnings Guidance Range

ST. LOUIS, MO., Nov. 3, 2006—Ameren Corporation (NYSE: AEE) today announced third quarter 2006 net income of $293 million, or $1.42 per basic and diluted share, compared to net income of $280 million, or $1.37 per basic and diluted share, in the third quarter of 2005. Net income for the first nine months of 2006 was $486 million, or $2.37 per share, compared to $586 million, or $2.94 per share, in the first nine months of 2005. Net income in 2006 reflects costs and lost electric margins resulting from severe 2006 storms totaling approximately $31 million, or 10 cents per share, for the third quarter and approximately $40 million, or 13 cents per share, for the first nine months of 2006. The July 2006 storms resulted in the loss of power to approximately 950,000 of Ameren’s electric customers.

“The most damaging storms in the company’s history, costs associated with the Taum Sauk incident and milder summer weather provided significant earnings challenges in the third quarter of 2006,” said Gary L. Rainwater, chairman, president and chief executive officer of Ameren Corporation. “Nonetheless, electric margins still rose during the quarter due to solid organic growth, industrial customers switching back to the Illinois utilities, improved plant operations, higher interchange margins and lower costs associated with the Midwest Independent Transmission System Operator (MISO) Day Two energy market. These factors, coupled with other cost control initiatives, more than offset the impact of these earnings challenges and contributed to solid third quarter financial results.”

Revenues in the third quarter of 2006 of $1.9 billion were up slightly compared to the prior-year period. Cooling degree days in the third quarter of 2006 in Ameren’s service territory were 13 percent above normal, but 10 percent below the prior-year period, according to the National Weather Service. As a result, weather-sensitive residential electric sales in the third quarter of 2006 were 7 percent below the same period in 2005. Combined commercial and industrial electric sales in the third quarter of 2006 were flat compared to the prior-year period. The lower electric

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sales resulting from the milder weather are estimated to have reduced third quarter 2006 earnings by 3 cents per share compared to the prior-year period.

During the third quarter of 2006, total electric sales and related margins improved due to solid organic growth, as well as due to several large industrial customers switching back to Illinois tariff rates because of the expiration of power contracts with suppliers. In addition, interchange revenues and related margins rose during the quarter from 80-percent-owned Electric Energy, Inc. because of the expiration of cost-based power supply contracts at the end of 2005, increased generating plant capacity factors and reduced native load electric sales resulting from the milder summer weather. Lower energy prices in the third quarter of 2006 offset, in part, these positive factors, as on-peak market prices for power declined approximately 40 percent. Energy prices were higher in 2005 as a result of the significant impact of hurricanes and rail disruptions.

Fuel and purchased power costs decreased $11 million in the third quarter of 2006 from the same period in 2005. This was due to improved power plant operations, lower costs of operating in the MISO Day Two energy market and reduced emission allowance costs in the company’s non-rate-regulated generation businesses. These factors more than offset higher coal and related transportation costs in the third quarter of 2006, as compared to the same period in 2005.

In the third quarter of 2005, a scheduled refueling and maintenance outage began at AmerenUE’s Callaway nuclear plant. The lack of a similar outage in the current-year quarter also led to lower fuel and purchased power costs and decreased other operations and maintenance expenses.

Costs associated with the December 2005 breach of the upper reservoir at AmerenUE’s Taum Sauk pumped-storage hydroelectric facility, including a third quarter 2006 settlement with the Federal Energy Regulatory Commission, reduced third quarter 2006 net income by approximately $17 million, or 7 cents per share, compared to the year-ago period.

Ameren’s Missouri regulated operations segment, which includes AmerenUE’s regulated operations, contributed $258 million to Ameren’s net income for the first nine months of 2006, or $88 million less than the year-ago period. The Illinois regulated operations segment, which includes the electric and gas distribution businesses of AmerenCIPS, AmerenCILCO and AmerenIP, contributed $125 million to Ameren’s net income for the first nine months of 2006, or $34 million less than the year-ago period. The non-rate-regulated electric generation segment contributed $100 million to Ameren’s net income for the first nine months of 2006, or $11 million more than the year-ago period. Corporate and other non-rate-regulated activities increased net

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income in the first nine months of 2006 by $3 million as compared to an $8 million reduction of net income in the year-ago period.

Ameren also announced today that it is reaffirming its 2006 non-GAAP earnings guidance, which excludes the nine-month impact of the severe 2006 storms. The company expects non-GAAP 2006 earnings to range between $2.75 and $3.00 per share. The impact of the severe 2006 storms is estimated to be 13 to 15 cents per share. Ameren’s guidance assumes normal weather for the rest of 2006, excludes any impact of the severe 2006 storms, and is subject to, among other things, plant operations, energy market and economic conditions, regulatory and legislative decisions, unusual or otherwise unexpected gains or losses and other risks and uncertainties outlined in Ameren’s Forward-looking Statements.

Ameren will conduct a conference call for financial analysts at 9:00 a.m. (Central Time) on Friday, Nov. 3, to discuss third quarter 2006 earnings and other matters related to the company. Investors, the news media and the public may listen to a live Internet broadcast of the call at www.ameren.com by clicking on "Q3 2006 Ameren Corporation Earnings Conference Call," then the appropriate audio link. A slide presentation will also be available on Ameren’s Web site that reconciles earnings per share for the third quarter and first nine months of 2006 to the same periods in 2005. It also reconciles the 2006 earnings per share guidance to 2005 earnings per share on a comparable share basis. This presentation will be posted in the “Investors” section of the Web site under “Presentations.” The analyst call will also be available for replay on the Internet for one year. Telephone playback of the conference call will also be available beginning at 11:00 a.m. (Central Time), from Nov. 3 through Nov. 10, by dialing, U.S. (800) 405-2236; international (303) 590-3000 and entering the number: 11073979#.

Ameren Chairman, President and Chief Executive Officer Gary L. Rainwater and Executive Vice President and Chief Financial Officer Warner L. Baxter will give a presentation to analysts on Tuesday, Nov. 7, 2006, at the Edison Electric Institute 41st Annual Financial Conference. The presentation will be at 9:45 a.m. Pacific Time (11:45 a.m. Central Time). This presentation is being webcast and can be accessed at www.ameren.com by clicking on "Ameren Corporation at 41st Edison Electric Institute Financial Conference," then the appropriate audio link.

With assets of almost $19 billion, Ameren serves approximately 2.4 million electric customers and almost one million natural gas customers in a 64,000 square mile area of Missouri and Illinois. Ameren owns a diverse mix of electric generating plants strategically located in its Midwest market with a generating capacity of more than 16,200 megawatts.

Regulation G Statement

Ameren has presented certain information in this release on a diluted cents per share basis. These diluted per share amounts reflect certain factors that directly impact Ameren’s total earnings per share. 2006 non-GAAP earnings per share guidance excludes the impact of the severe 2006 storms. Ameren believes this information is useful because it enables readers to better understand the impact of these factors on Ameren’s results of operations and earnings per share.

Forward-looking Statements

Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provi-sions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release and in our filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations as suggested by such forward-looking statements:

•
regulatory or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the outcome of AmerenUE, AmerenCIPS, AmerenCILCO and AmerenIP rate proceedings or the enactment of an extension of an electric rate freeze or similar action that impairs the full and timely recovery of costs in Illinois;

•	the impact of the termination of the joint dispatch agreement, among AmerenUE, AmerenCIPS and Ameren Energy Generating Company;
•	changes in laws and other governmental actions, including monetary and fiscal policies;
•
the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as when the current electric rate freeze and current power supply contracts expire in Illinois at the end of 2006;

•	the effects of participation in the Midwest Independent Transmission System;
•
the availability of fuel such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;
•	prices for power in the Midwest;
•	business and economic conditions, including their impact on interest rates;
•	disruptions of the capital markets or other events that make access to necessary capital more difficult or costly;
•	the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;
•	actions of credit rating agencies and the effects of such actions;
•	weather conditions and other natural phenomena;
•	the impact of system outages caused by severe weather conditions or other events;
•	generation plant construction, installation and performance, including costs associated with AmerenUE’s Taum Sauk pumped-storage hydroelectric plant incident and its future operation;
•	operation of AmerenUE’s nuclear power facility, including planned and unplanned outages, and decommissioning costs;
•	the effects of strategic initiatives, including acquisitions and divestitures;
•
the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements will be introduced over time, which could have a negative financial effect;

•	labor disputes and future wage and employee benefits costs, including changes in returns on benefit plan assets;
•	the impact of conditions imposed by regulators in connection with their approval of Ameren’s acquisition of Illinois Power;

•	the cost and availability of transmission capacity for the energy generated by Ameren facilities or required to satisfy energy sales made by Ameren;
•	legal and administrative proceedings; and
•	acts of sabotage, war, terrorism or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events, or otherwise.

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AMEREN CORPORATION (AEE)
CONSOLIDATED OPERATING STATISTICS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Electric Sales - KWH (in millions):
Residential	7,498	8,042	18,993	19,879
Commercial	7,437	7,403	19,837	20,060
Industrial	6,086	6,183	17,703	16,660
Wholesale	2,201	2,630	5,973	7,363
Other	182	179	528	540
Native	23,404	24,437	63,034	64,502
Interchange sales	4,076	1,974	11,899	9,033
Total	27,480	26,411	74,933	73,535

Electric Revenues - (in millions):
Residential	$615	$650	$1,408	$1,461
Commercial	524	523	1,289	1,291
Industrial	296	292	775	728
Wholesale	84	94	210	260
Other	15	16	39	39
Native	1,534	1,575	3,721	3,779
Interchange sales	183	104	533	358
Other	50	53	102	120
Total	$1,767	$1,732	$4,356	$4,257

Power Supply - KWH (in millions):
UE	13,436	13,207	38,036	38,486
Genco	4,338	4,369	10,839	10,822
AERG	1,687	1,476	5,009	4,664
EEI	2,188	2,066	6,176	6,087
Other	76	90	230	252
Total Generation	21,725	21,208	60,290	60,311
Purchases	6,926	6,396	17,714	16,196
Line Losses	(1,460)	(1,193)	(3,071)	(2,971)
Total Electric Sales	27,191	26,411	74,933	73,536

Fuel Cost per KWH (cents)	1.314	1.398	1.243	1.201
Gas Sales - MMBTU (in thousands)	10,729	9,743	72,565	75,693

Net Income by Segment (in millions):
Missouri regulated	$142	$162	$258	$346
Illinois regulated	83	96	125	159
Non-rate-regulated generation	61	27	100	89
Other	7	(5)	3	(8)
Ameren Total	$293	$280	$486	$586

	September 30,	December 31,
	2006	2005
Common Stock:
Shares outstanding (in millions)	206.2	204.7
Book value per share	$31.75	$31.09

Capitalization Ratios:
Common equity	51.0%	52.5%
Preferred stock	1.5%	1.6%
Debt, net of cash	47.5%	45.9%

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Operating Revenues:
Electric	$1,767	$1,732	$4,356	$4,257
Gas	143	149	904	819
Other	-	-	-	3
Total operating revenues	1,910	1,881	5,260	5,079

Operating Expenses:
Fuel and purchased power	623	634	1,672	1,524
Gas purchased for resale	84	90	641	550
Other operations and maintenance	395	392	1,137	1,112
Depreciation and amortization	162	158	489	472
Taxes other than income taxes	99	98	302	284
Total operating expenses	1,363	1,372	4,241	3,942
Operating Income	547	509	1,019	1,137

Other Income and Expenses:
Miscellaneous income	5	6	13	19
Miscellaneous expenses	(3)	(1)	(4)	(7)
Total other income	2	5	9	12

Interest Charges	82	70	238	221

Income Before Income Taxes, Minority Interest
and Preferred Dividends of Subsidiaries	467	444	790	928

Income Taxes	161	159	273	330

Income Before Minority Interest and Preferred
Dividends of Subsidiaries	306	285	517	598

Minority Interest and Preferred Dividends of Subsidiaries	(13)	(5)	(31)	(12)

Net Income	$293	$280	$486	$586

Earnings per Common Share - Basic and Diluted:	$1.42	$1.37	$2.37	$2.94

Average Common Shares Outstanding	205.9	203.8	205.4	199.6

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended
	September 30,
	2006	2005

Cash Flows From Operating Activities:
Net income	$486	$586
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	507	499
Amortization of nuclear fuel	26	25
Amortization of debt issuance costs and premium/discounts	12	11
Deferred income taxes and investment tax credits, net	7	83
Loss on sale of leveraged leases	4	-
Gain on sales of emission allowances	(25)	(4)
Minority interest	23	1
Other	17	3
Changes in assets and liabilities:
Receivables, net	193	(1)
Materials and supplies	(136)	(94)
Accounts and wages payable	(289)	(72)
Taxes accrued	148	172
Assets, other	(97)	(28)
Liabilities, other	65	(11)
Pension and other postretirement benefit obligations, net	89	7
Net cash provided by operating activities	1,030	1,177

Cash Flows From Investing Activities:
Capital expenditures	(666)	(660)
Acquisitions, net of cash acquired	-	12
Acquisitions of combustion turbines	(292)	-
Nuclear fuel expenditures	(37)	(16)
Proceeds from sale of leveraged leases	11	-
Purchases of emission allowances	(38)	(92)
Sales of emission allowances	12	4
Other	5	16
Net cash used in investing activities	(1,005)	(736)

Cash Flows From Financing Activities:
Dividends on common stock	(391)	(383)
Capital issuance costs	(4)	(4)
Short-term debt, net	118	(394)
Borrowings from credit facility	40	-
Dividends paid to minority interest	(21)	-
Redemptions, Repurchases and Maturities:
Long-term debt	(138)	(262)
Preferred stock	(1)	(1)
Issuances:
Common stock	78	430
Long-term debt	232	382
Net cash used in financing activities	(87)	(232)

Net Change In Cash and Cash Equivalents	(62)	209
Cash and Cash Equivalents at Beginning of Year	96	69

Cash and Cash Equivalents at End of Period	$34	$278

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30,	December 31,
	2006	2005

ASSETS
Current Assets:
Cash and cash equivalents	$34	$96
Accounts receivable - trade	463	552
Unbilled revenue	267	382
Miscellaneous accounts and notes receivable	80	31
Materials and supplies, at average cost	710	572
Other current assets	147	185
Total current assets	1,701	1,818
Property and Plant, Net	14,028	13,572
Investments and Other Assets:
Investments in leveraged leases	31	50
Nuclear decommissioning trust fund	271	250
Goodwill	976	976
Intangible assets	228	246
Other assets	753	419
Regulatory assets	806	831
Total investments and other assets	3,065	2,772

TOTAL ASSETS	$18,794	$18,162

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$465	$96
Short-term debt	311	193
Accounts and wages payable	382	706
Taxes accrued	249	131
Other current liabilities	397	361
Total current liabilities	1,804	1,487
Long-term Debt, Net	5,349	5,354
Preferred Stock of Subsidiary Subject to Mandatory Redemption	18	19
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,013	1,969
Accumulated deferred investment tax credits	121	129
Regulatory liabilities	1,205	1,132
Asset retirement obligations	538	518
Accrued pension and other postretirement benefits	840	760
Other deferred credits and liabilities	144	218
Total deferred credits and other liabilities	4,861	4,726
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	195	195
Minority Interest in Consolidated Subsidiaries	19	17
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,478	4,399
Retained earnings	2,094	1,999
Accumulated other comprehensive loss	(23)	(24)
Other	(3)	(12)
Total stockholders' equity	6,548	6,364

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$18,794	$18,162